UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2010

GLOBAL DIVERSIFIED INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-83231	95-4741485
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

1200 Airport Drive, Chowchilla, CA	93610
(Address of Principal Executive Offices)	(Zip Code)

Telephone:  559-665-5800
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01--  Entry into a Material Definitive Agreement

A. On March 29,  2010 and April 15, 2010, Global Diversified Industries, Inc. (the  "Company") entered into Securities Agreements with Vicis Capital Master Fund ("Vicis"), and the holders of the Company's Series D Convertible Preferred Stock, pursuant to which the Company issued and sold additional shares (a) of  its Series D Convertible Preferred Stock (the “Series D Preferred Stock”) having an aggregate original stated value of $4,960,000, (total of 4,960,000 shares of Series D Preferred Stock and  (b) its Series 6 and Series 7 Common Stock Purchase Warrants exercisable, in the aggregate, for 80,000,000 shares of Common Stock..  The total cash paid for the additional issuance of Series D Preferred Stock and Series 6 and 7 Warrants was $4,000,000.

The Series D Preferred Stock: a) has a stated amount of $1.00 per share; b) is convertible at the option of the holder at a price of $.04 per share at any time; b)  is subject to redemption in one lump sum payment (the “Redemption Amount”) on the date two years from the date of issuance, unless earlier converted. Payment of the Redemption Amount is secured by a blanket lien encumbering the assets of the Registrant and its subsidiaries..

The Series 6 and 7 Warrants have an exercise price of $.04 per share (total of 80,000,000 shares of Common Stock) and have a term of 7 years from the date of issuance.

Under the terms of the Series D Preferred Stock and the Series 6 and 7 Warrants, Vicis may convert the Series D Preferred Stock and exercise the Series 6 and 7 Warrants, provided that such Conversion and/or exercise do not result in Vicis beneficially owning more that 4.99% of our outstanding shares of Common Stock after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series D Preferred Stock and/or exercise of the Series 6 and 7 Warrants. This limitation may be changed from 4.99% to 9.99% upon not less than 61 days notice to the Company by Vicis.

The Company agreed to register the Common Stock underlying the additional Series D Preferred Stock issued and the Series 6 and 7 Warrants, pursuant to a Registration Rights Agreement.

The issuance of the Series D Preferred Stock and the Series 6 and 7 Warrants were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and Rule 506 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933,

Item 3.02   Sale of Unregistered Securities

See Item 1.01 above.

Item 5.03 Amendment to Articles of Incorporation or Bylaws;

On March 29, 2010, the board of directors of the Company designated 5,976,511 shares of authorized but unissued preferred stock to be designated as "Series D Convertible Preferred Stock" and filed a Statement of Designations with the State of Nevada establishing the terms, rights and preferences of the Series D Preferred Stock

On April 15, 2010, the board of directors of the Company designated  8,456,511 shares of authorized by unissued preferred stock to be designated as “Series D Convertible Preferred Stock” and filed a Statement of Designations with the State of Nevada establishing the terms, rights and preferences of the Series D Preferred Stock.

On April 15, 2010, the board of directors of the Company designated that the maximum number of shares of stock that Company is authorized to have outstanding is two billion seven hundred fifty million (2,750,000,000) shares.  Of such shares, two billion seven hundred million (2,700,000,000) shares shall be common stock having a par value of $0.001 per share.  The remaining shares, fifty million (50,000,000) shares shall be shares of preferred stock, with a par value $0.001 per share.  The Company filed a Certificate of Amendment with the State of Nevada establishing the total number of shares authorized for common stock and preferred stock.

The Series D Preferred Stock: a) has a stated amount of $1.00 per share; is convertible at the option of the holder at a price of $.04 per share at any time (total of 211,412,775 Series D Preferred Stock; b)  is subject to redemption in one lump sum payment (the “Redemption Amount”) on the date two years from the date of issuance, unless earlier converted.  Payment of the Redemption Amount is guaranteed by the Registrant’s subsidiaries.  Payment of the Redemption Amount is secured by a blanket lien encumbering the assets of the Registrant and its subsidiaries.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

*3.3	Certificate of Amendment to Articles of Incorporation, Certificate of Designation, Preferences, and Rights of Series D Convertible Preferred Stock, effective as of March 29, 2010

*3.4	Certificate of Amendment to Articles of Incorporation, Certificate of Designation, Preferences, and Rights of Series D Convertible Preferred Stock, effective as of April 15, 2010

*3.5	Certificate of Amendment to Articles of Incorporation, Authorization of Common Stock and Preferred Stock

*10.9	Securities Purchase Agreement dated March 29, 2010 by and between the Registrant, Philip O Hamilton and Vicis Capital Master Fund.

*10.10	Securities Purchase Agreement dated April 15, 2010 by and between the Registrant, Philip O Hamilton and Vicis Capital Master Fund

*10.11	Registration Rights Agreement dated March 29, 2010 between the Registrant and Vicis Capital Master Fund

*10.12	Registration Rights Agreement dated April 15, 2010 between the Registrant and Vicis Capital Master Fund

*10.13	Form of Series 6 Common Stock Purchase Warrant issued on March 29, 2010

*10.14	Form of Series 7 Common Stock Purchase Warrant issued on April 15, 2010

* Filed herewith.

Global Diversified Industries, Inc.

Date: May 27, 2010	By:	/s/ Phillip Hamilton
Phillip Hamilton
CEO and Chairman